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                                   EXHIBIT 3.2

                     AGREEMENT OF MERGER OF TYCONDA MINERALS

                       CORPORATION (NEVADA) WITH AND INTO

                           TYCONDA MINERALS (DELAWARE)

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                               AGREEMENT OF MERGER

      AGREEMENT OF MERGER dated as of December 30, 1969 between TYCONDA MINERALS CORPORATION, a Nevada corporation ("Tyconda"), and TYCONDA MINERALS CORP., a Delaware corproation wholly-owned by Tyconda ("Tyconda (Delaware)"), (said corporations being herein something collectively called the "Constituent Corporations").

                              W I T N E S S E T H :

      WHEREAS, Tyconda is a corporation duly organized and existing under the laws of the state of Nevada having an authorized capital stock consisting solely of 20,000,000 shares of Common Stock, par value $.25 per share, of which 395,288 shares are validly authorized, issued and outstanding; and

      WHEREAS, Tyconda (Delaware) is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital stock consisting solely of 5,000,000 shares of Common Stock, par value $.01 per share, of which 100 shares are validly authorized, issued and outstanding and owned by Tyconda; and

      WHEREAS, the respective Boards of Directors of Tyconda and Tyconda (Delaware) have determined that it is in the best interest of each corporation and its stockholders that Tyconda be merged into Tyconda (Delaware) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, it is agreed that, in accordance with the applicable laws of the States of Nevada and Delaware, Tyconda shall be and hereby is, at the effective date of the merger, merged into Tyconda (Delaware), which shall be the surviving corporation, and that the terms and conditions of such merger and the mode of carrying it into effect shall be as follows:

                                    ARTICLE I

      On the effective date of the merger, Tyconda shall be merged into Tyconda (Delaware) (hereinafter sometimes referred to as the "Surviving Corporation"), the separate existence of Tyconda shall cease and the Surviving Corporation shall continue to exist as a corporation created and governed by the laws of the State of Delaware and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and shall be subject to all of the liabilities, obligations, restrictions, disabilities

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and duties, of each of the Constituent Corporations;  and all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations shall be vested, or continue to be vested, in the Surviving Corporation without further act or deed.

                                   ARTICLE II

      The Certificate of Incorporation of Tyconda (Delaware) as in effect immediately prior to the effective date of the merger, shall be the Certificate of Incorporation of the Surviving Corporation until the same shall thereafter be amended in accordance with the provisions thereof and of applicable law.

                                   ARTICLE III

      At the effective date of the merger the By-Laws of Tyconda (Delaware) shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation and said By-Laws.

                                   ARTICLE IV

      1. The Directors of the Surviving Corporation shall be the Directors of Tyconda (Delaware) at the effective date of the merger, each to hold office until his successor has been elected and qualified.

      2. The officers of the Surviving Corporation shall be the officers of Tyconda (Delaware) at the effective date of the merger, each to hold office in accordance with the By-Laws of the Surviving Corporation.

                                    ARTICLE V

      1. Each share of Common Stock, par value $.25 per share, of Tyconda outstanding on the effective date of the merger and all rights in respect thereof shall, by virtue of the merger and without any action on the part of the holder thereof, be converted, forthwith upon the merger becoming effective, into one share of Common Stock, par value $.01 per share, of the Surviving Corporation which shall be full paid and non-assessable and free of any taxes, liens, and claims up to the time of such conversion. Outstanding certificates representing shares of Common Stock of Tyconda shall thenceforth represent the same number of shares of Common Stock of the Surviving Corporation, and the holder thereof shall be entitled to precisely the same rights which he would enjoy if he held certificates issued by the Surviving Corporation. Each share

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of Common Stock of Tyconda held in its treasury,  if any, on the effective  date of the merger shall be canceled.

      2. Forthwith upon the merger becoming effective, the shares of Common Stock, par value $.01, of Tyconda (Delaware) which shall be outstanding immediately prior to the effective date of the merger shall be canceled and retired, and no new shares of Common Stock or other securities of the Surviving Corporation shall be issuable with respect thereto.

      3. The Common Stock of Tyconda specified in paragraph 1 of this Article is herein sometimes referred to as "Outstanding Tyconda Stock". The Common Stock of the Surviving Corporation specified in paragraph 1 of this Article is hereinafter sometimes referred to as "Tyconda (Delaware) Stock". As promptly as practicable after the effective date of the merger, each holder of an outstanding certificate or certificates theretofore representing shares of "Outstanding Tyconda Stock" shall surrender the same to an agent or agents designated by the Surviving Corporation, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Tyconda (Delaware) Stock into which the shares of "Outstanding Tyconda Stock" theretofore represented by the certificate or certificates so surrendered shall have been exchanged and converted as aforesaid. Dividends payable after the effective date to holders of record in respect of such shares of Tyconda (Delaware) Stock shall not be paid to holders of such certificates until such certificates are surrendered for exchange as aforesaid.

      4. In the event any certificates formerly representing shares of Outstanding Tyconda Stock are not surrendered for exchange as provided in paragraph 3 of this Article at the time of the first public offering of securities of the Surviving Corporation occurring more than two years after the effective date, the Surviving Corporation, as agent for the holders of the shares represented by such unsurrendered certificates, shall sell the shares of Tyconda (Delaware) Stock which would have been delivered in exchange for such unsurrendered certificates formerly representing Outstanding Tyconda Stock and shall hold the net proceeds of such sale for the holders of such unsurrendered outstanding certificates to be paid to them upon the surrender of such outstanding certificates. From and after such sale the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds, without interest, held for their account.

      5. In the event that Tyconda shall be obligated by contract immediately prior to the effective date of issue any shares of Oustanding Tyconda Stock, the Surviving Corporation shall be obligated to deliver Tyconda (Delaware) Stock as set forth in paragraph 1 hereof in lieu of each share of Outstanding Tyconda Stock.

                                   ARTICLE VI

      For accounting purposes, the merger shall be treated as a "pooling of interests".

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                                   ARTICLE VII

      This Agreement of Merger shall be submitted to the stockholders of each of the Constituent Corporations as provided by the applicable laws of the States of Nevada and Delaware. If this Agreement of Merger is duly adopted by the requisite votes of such stockholders and is not terminated or abandoned as contemplated by the provisions of Article VIII hereof, as soon as practicable thereafter this Agreement of Merger, certified executed and acknowledged in compliance with the provisions of applicable law, shall be filed and recorded in all such offices, and all such other actions shall be taken with respect thereto, as may be required under the applicable laws of Nevada and Delaware to cause this Agreement of Merger to become effective.

      The merger shall become effective immediately prior to the close of business on the day on which this Agreement of Merger is filed with the Secretary of State of Delaware, herein sometimes referred to as the "effective date of the merger." The Constituent Corporations shall do all such acts and things as shall be necessary or desirable in order to effectuate the merger.

                                  ARTICLE VIII

      This Agreement of Merger may be terminated at any time before or after adoption thereof by the stockholders of Tyconda or Tyconda (Delaware) or both, but not later than the effective date of the merger, by the mutual consent of the Boards of Directors of the Constituent Corporation, expressed in an instrument in writing executed by the President of each corporation. This Agreement of Merger may be amended or modified at any time prior to the effective date of the merger by resolutions of the Boards of Directors of Tyconda and Tyconda (Delaware), or by officers authorized by such Boards, at any time before or after adoption thereof by the stockholders of Tyconda or Tyconda (Delaware) or both; provided, however, that no such amendment or modification shall affect the rights of the stockholders of Tyconda or Tyconda (Delaware) in a manner which is materially adverse to such stockholders in the judgment of the respective Boards of Directors.

                                   ARTICLE IX

      From time to time as and when requested by the Surviving Corporation or by its successors or assigns, the proper officers and directors of Tyconda shall execute and deliver any and all deeds and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation may deem necessary or appropriate in order more fully to invest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, powers and franchises of Tyconda on the effective date of the merger and otherwise to carry out the provisions hereof.

                                       -4-

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                                    ARTICLE X

      This Agreement of Merger is signed by the directors of Tyconda, or a majority of them, and by the directors of Tyconda (Delaware), or a majority of them, in their capacity as directors of their respective corporations in order to comply with the requirements of the Nevada General Corporation Law (Nevada Revised Statutes, 1957, $ 78.455). By executing this Agreement no director of either corporation undertakes, either as an individual or otherwise, any obligation or liability which is not imposed upon him as a director of a merging corporation by the aforesaid statute.

                                   ARTICLE XI

      The Surviving Corporation may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of Tyconda, including any amount fixed by appraisers or the district court pursuant to the provisions of Section 510 of the Nevada General Corporation Law; and it does hereby irrevocably appoint the Secretary of State of Nevada as its agent to accept service of process in any action for the enforcement of payment of any such obligation or any such amount fixed by appraisers. The address to which a copy of such process shall be mailed by the Secretary of State of Nevada to the Surviving Corporation is Suite 206 50 E. Wynnewood Road, Wynnewood, Pennsylvania 19096, until the Surviving Corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Nevada duplicate copies of such process, one of which copies the Secretary of State of Nevada shall forthwith send by registered mail to say Buyer at the above address.

                                   ARTICLE XII

      This Agreement of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement of Merger to be executed by its President

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and a majority of its directors, attested by its Secretary and its corporate seal affixed.

                                     TYCONDA MINERALS CORPORATION

[Seal]                               By /s/ [Illegible]
                                       -----------------------------------
Attest:                               President

/s/ [Illegible]                      /s/ Martin B. Miller
---------------------------          -------------------------------------
Secretary                            Martin B. Miller, as Director


                                     /s/ Alan M. Moskowitz
                                     -------------------------------------
                                     Alan M. Moskowitz, as Director


                                     /s/ Samuel Kleinman

                                     -------------------------------------
                                     Samuel Kleiman, as Director

                                     TYCONDA MINERS CORP.

[Seal]                               By /s/ [Illegible]
                                       -----------------------------------
Attest:                               President

/s/ [Illegible]                      /s/ Martin B. Miller
---------------------------          -------------------------------------
Secretary                            Martin B. Miller, as Director


                                     /s/ Alan M. Moskowitz
                                     -------------------------------------
                                     Alan M. Moskowitz, as Director


                                     /s/ Samuel Kleinman

                                     -------------------------------------
                                     Samuel Kleiman, as Director

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      THE ABOVE  AGREEMENT OF MERGER OF TYCONDA  MINERALS  CORPORATION  WITH AND
INTO TYCONDA MINERALS CORP., having been executed on behalf of each corporate party thereto in accordance with the provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Nevada, the President of each corporate party thereto does now hereby execute the said Agreement of Merger and the Secretary of each corporate party attests thereto, under the corporate seals of the respective corporations, by authority of the Directors and Stockholders thereof as the respective act, deed and agreement of each of said corporations on this 11th day of February, 1970.

                                     TYCONDA MINERALS CORP.

                                     By /s/ Alan M. Moskowitz
                                        -----------------------------------
                                         President

                                        /s/ [Illegible]
CORPORATE SEAL                          -----------------------------------
                                        Secretary

                                     TYCONDA MINERALS CORPORATION

                                     By /s/ Alan M. Moskowitz
                                        -----------------------------------
                                        President

                                        /s/ [Illegible]
CORPORATE SEAL                          -----------------------------------
                                        Secretary